Exhibit 99.1

Unilife Announces Pricing of Approximately $20 Million Offering of Common Stock

York, PA (June 28, 2012) Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced the pricing of its underwritten offering of 6,154,000 shares of common stock at a price of $3.25 per share.

All of the shares in the offering are to be sold by Unilife.

The gross proceeds of the offering to the Company are expected to be $20,000,500 and net proceeds, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $18,800,475.

The Company expects to use the net proceeds from this offering to fund the continued development and supply of its diversified portfolio of advanced drug delivery systems, to purchase and operate capital equipment to expand production, and for working capital and other general corporate purposes.

The offering is expected to close on July 5, 2012 and is subject to customary closing conditions.

Jefferies & Company, Inc. and Leerink Swann LLC are acting as joint book-running managers for the offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Unilife, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 of the Securities Act of 1933, as amended.

The offering will be conducted pursuant to an effective shelf registration statement, including a base prospectus, which is on file with the Securities and Exchange Commission (“SEC”). A final prospectus supplement related to the offering will be filed with the SEC. Copies of the final prospectus supplement and the base prospectus relating to the offering, when available, may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and base prospectus related to the offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022 or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com or Leerink Swann LLC, Attention: Syndicate Prospectus Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, by telephone at 800-808-7525, or by facsimile at 617-918-4900.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of advanced drug delivery systems. Unilife collaborates with pharmaceutical and biotechnology companies seeking innovative, differentiated devices that can enable or enhance the delivery of injectable drugs and vaccines supplied in either a liquid stable or lyophilized form. The Unifill syringe, the world’s first and only prefilled syringe with fully integrated safety features, sits at the leading edge of this diversified portfolio. In addition to prefilled and hypodermic safety syringes with automatic, user-controlled needle retraction, Unilife has other proprietary technology platforms including drug reconstitution delivery systems, auto-injectors, auto-infusion pump systems and specialized devices for targeted organ delivery. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information on Unilife, please visit www.unilife.com

Unilife Corporation

250 Cross Farm Lane, York, PA 17406     T + 1 717 384 3400     F + 717 384 3401     E info@unilife.com     W www.unilife.com

Safe Harbor Statement

This press release contains forward-looking statements including without limitation, statements about the completion, timing, size and use of proceeds of our public offering. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the satisfaction of customary closing conditions associated with the public offering, as well as those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, in the final prospectus supplement and related prospectus relating to the offering and those described from time to time in other reports which we file with the Securities and Exchange Commission.

General: UNIS-G
Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)
Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation
P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500